Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-1

(Form Type)

ASP Isotopes Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.01 per share (1)	Rule 457(a)	1,725,000	(2)	$5.00	$8,625,000	$0.0001102	$950.48
Fees to Be Paid	Equity	Common stock, par value $0.01 per share (1)	Rule 457(a)	2,057,500	(3)	$5.00	$10,287,500	$0.0001102	$1,133.68
	Total Offering Amounts						$18,912,500		$2,084.16
	Total Fees Previously Paid								$2,781.00
	Total Fee Offsets								$0.00
	Net Fee Due								$0.00

(1)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	Includes 225,000 shares that the underwriters have the option to purchase.

(3)	Shares beneficially owned by certain selling stockholders that are being registered for resale in this Registration Statement on Form S-1.